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Exhibit 10.13

LEASE

by and between

DENNIS A. JEBBIA, a married man as his sole and separate
property, GLORIA JEBBIA, an unmarried woman,
and
GLORIA JEBBIA,
As Trustee Of The Norf James Jebbia Testamentary Trust Dated October 18, 1982,
as Landlord
and
INTERNATIONAL MEDICATION SYSTEMS, LIMITED,
a Delaware corporation,
as Tenant

         Dated: July 24, 1990

LEASE

        THIS LEASE ("Lease") is made and entered into as of July 24, 1990, by-and between Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, as landlord ("Landlord"), and International Medication Systems, Limited, a Delaware corporation, as tenant ("Tenant").

RECITALS

        WHEREAS, Landlord is the owner of that certain land ("Land") located in the County of Los Angeles, State of California, more particularly described in Exhibit "A" attached hereto and that certain building ("Building") situated on the Land, the address of which 1878-86-90 Santa Anita Avenue, South El Monte, California 91733, as depicted in the site plan attached hereto as Exhibit "B";

        WHEREAS, Landlord desires to lease the Land, the Building and all fixtures attached thereto ("Leased Premises");

        WHEREAS, Tenant desires to hire the Leased Premises from Landlord, upon the terms and conditions contained herein;

        NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE 1
FUNDAMENTAL LEASE PROVISIONS

        1.1    Date.    This Lease is dated as of July 24, 1990.

        1.2    Base Rent.    The monthly base rental ("Base Rent") for the initial period shall be Twenty Thousand Five Hundred and No/100 Dollars ($20,500.00) per month, subject to adjustment as set forth in Article 4.

        1.3    Additional Rent.    In addition to the Rent, the Tenant shall pay all of the Real Estate Taxes, as defined in Article 6 of this Lease.

        1.4    Term.    The initial term ("Initial Term") of the Lease shall be ten (10) years (Article 3), commencing upon the date Landlord takes title to the Land and the Building. Upon six (6) months prior written notice for each extension, Tenant may extend the Initial Term for three (3) additional periods of five (5) years each ("Extension Terms") (Article 3). The Initial Term and all Extension Terms shall be referred to collectively herein as the "Term."

        1.5    Option to Terminate.    Tenant may terminate this Lease at any time after the tenth anniversary of the Rent Commencement Date upon six (6) months' written notice to Landlord (Article 3).

        1.6    Conflicts.    This Article 1 is provided for summary and convenience only. Any conflict between this article and the following articles shall be resolved in favor of the following articles.

ARTICLE 2
LEASE OF PREMISES

        Subject to the terms, covenants, and conditions contained herein, Landlord hereby leases to Tenant, and Tenant hereby Leases from Landlord, the Leased Premises, together with all rights, privileges, easements and appurtenances relating thereto. It is hereby acknowledged by Landlord and Tenant that the net, usable square footage for the Building is forty thousand eight hundred (40,800) square feet.

ARTICLE 3
TERM

        3.1    Initial Term.    The Initial Term of this Lease shall be ten (10) years, commencing on the date Landlord takes title to the Leased Premises (the Term Commencement Date").

        3.2    Extension Terms.    Provided Tenant (i)is not in default in accordance with Article 19 of the Lease, (ii) is not diligently prosecuting the cure thereof, or (iii) is not contesting in good faith the existence of such default, upon written notice of each extension given to Landlord in accordance with Section 1.4 hereof, Tenant may extend the Initial Term the number of times and for the additional periods specified in Article 1 hereof. Such additional periods are herein referred to collectively as "Extension Terms," and individually as an "Extension Term". All provisions of this Lease shall remain in full force and effect for each Extension Term, except for the Base Rent, which shall be calculated in accordance with Section 4.3 hereof.

        3.3    Option to Terminate.    Tenant shall have the option to terminate this Lease in accordance with Article 1 hereof upon six (6) months' written notice to Landlord.

ARTICLE 4
RENT

        4.1    Rent Commencement Date.    The Rent Commencement Date shall mean the Term Commencement Date.

        Base Rent.    During the Initial Term hereof, Base Rent shall be payable in equal monthly installments of Twenty Thousand Five Hundred and No/100 Dollars ($20,500.00), subject to the rental adjustment set forth in this Article hereof, in advance, on the first day of each month. On the second anniversary of the Rent Commencement Date and on every two-year anniversary thereafter during the Initial Term, the Base Rent shall be increased to an amount equal to one hundred eight percent (108%) of the monthly Base Rent for the immediately preceding year. Base Rent and Additional Rent (defined below) shall be referred to collectively as "Rent". Commencing upon the Rent Commencement Date, Tenant shall pay Rent to Landlord at 2468 Huntington Drive, San Marino, California 91108 or at such other place as Landlord may from time to time designate by written notice to Tenant.

        4.3    Extension Term Rent.    The Base Rent during each of the Extension Terms shall be adjusted to equal ninety percent (90%) of the fair market rental rate ("Fair Market Rental Rate") for the Leased Premises as of each of the following dates (individually referred to as the "Market Adjustment Date"): (a) the first day of the eleventh (11th) year of the Term; (b) the first day of the sixteenth (16th) year of the Term; and (c) the first day of the twenty-first (21st) year of the Term.

        The term "Fair Market Rental Rate" for the purposes of this Lease shall mean the annual amount per rentable square foot that a willing, comparable, renewal, non-equity, tenant using the Leased Premises for light manufacturing would pay, and a willing, comparable owner of comparable premises in the City of South El Monte, California, would accept, at arm's length, giving appropriate consideration to environmental restrictions, zoning ordinances, possible future zoning changes, covenants, conditions and restrictions, the annual rental rate per rentable square foot, escalation (including type and base year) and abatement provisions reflecting rent concessions, if any, length of the lease term, location of the Leased Premises being leased, and other generally applicable conditions to the Leased Premises so that Tenant will obtain the same rent and other benefits that Landlord would otherwise give to any comparable renewal tenant. If, for example, comparable leases provide a renewal tenant with comparable premises at Twenty-five Dollars ($25.00) per rentable square foot, with six (6) months' at no rent to comply with then current environmental and land use regulations, six (6) months' free rent, Twenty-five Dollars ($25.00) per rentable square foot tenant improvement allowance, and certain other generally applicable economic terms, the Fair Market Rental Rate for Tenant shall not be Twenty-five Dollars ($25.00) per rentable square foot only, but shall be the equivalent of Twenty-five Dollars ($25.00) per rentable square foot, six (6) months at no rent to comply with then current environmental and land use regulations, an additional six (6) months' free rent, Twenty-five Dollars ($25.00) per rentable square foot tenant improvement allowance or payment in lieu of such allowance, and such other generally applicable economic terms. Within thirty (30) days after Tenant's exercise of the extension option for the Extension Terms pursuant to Section 1.4 hereof, the parties shall agree upon the Base Rent.

        If the parties are unable to agree on the Base Rent within any such thirty (30) day period, Tenant or Landlord may elect to have the Fair Market Rental Rate determined by the appraisal process set forth below by delivering written notice thereof to the other party within sixty (60) days after Tenant exercised any such extension option in accordance with Section 1.4 hereof.

        Within ten (10) days after either party's election to have the Fair Market Rent Rate determined by the appraisal process, Landlord and Tenant shall each appoint by written notice to the other an independent MAI real estate appraiser. Each appraiser shall be a member of the American Institute of Real Estate Appraisers and shall have at least five (5) years experience appraising commercial property where the Leased Premises are located. Within five (5) days after their appointment, the two appraisers so selected shall jointly appoint an equally qualified, independent third appraiser and shall notify Landlord and Tenant of their selection of the third appraiser. Within ten (10) days after the selection of the third appraiser, Landlord and Tenant shall each submit in writing its own determination of the Fair Market Rental Rate for the Leased Premises. The third appraiser shall select either Landlord's or Tenant's determination as the Fair Market Rental Rate of the Leased Premises within twenty (20) days after the date of his appointment and shall notify Landlord and Tenant in writing of such selection. If either party or its appraiser fails to comply with this Section, then the party or its appraiser that has complied with this Section shall determine the Fair Market Rental Rate of the Leased Premises. If the two appraisers so selected do not choose the third appraiser within said five (5) day period, Tenant or Landlord may apply to the presiding Judge of the Superior Court of the State of California for the county in which the Leased Premises is located for the appointment of a third appraiser.

        Each party shall pay the fees, costs and expenses of the appraiser appointed by such party. Each party shall pay one-half (1/2) of the fees, costs and expenses of the third appraiser. If the Fair Market Rental Rate has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Term, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for the Leased Premises immediately prior to the Extension Term; provided, however, within thirty (30) days after the determination of the Fair Market Rental Rate, the excess or shortage of Base Rent that has been actually paid, shall be paid to Landlord by Tenant or reimbursed by Landlord to Tenant.

        On the thirty (30) month anniversary of the immediately preceding Market Adjustment Date, the Base Rent shall be increased to an amount equal to one hundred ten percent (110%) of the monthly Base Rent for the immediately preceding year.

        4.4    Proration.    If the Term commences on other than the first day of a calendar month, Rent for the first and last month hereof shall be prorated on the basis of actual days elapsed.

        4.5    Additional Rent.    Tenant shall pay Real Estate Taxes, as such term is defined in Article 6 hereof, as Additional Rent.

ARTICLE 5
PARKING AND TRAFFIC FLOW

        Tenant, its subtenants and assigns, and their respective employees, agents, invitees and licensees shall have the right to use, the cost for which has been included in the Basic Rent during the Term of the Lease, the parking areas, which contains seventy-nine (79) parking spaces, located adjacent to the Leased Premises (the Parking Areas") as indicated on the site plan attached hereto as Exhibit "C".

ARTICLE 6
REAL ESTATE TAXES

        6.1    Payment by Tenant.    From and after the Rent Commencement Date, Tenant shall pay all real estate taxes and assessments ("Real Estate Taxes") which are assessed against all or any portion of the Leased Premises prior to delinquency. If the Rent Commencement Date commences, or the Term of this Lease expires or terminates, at any time other than the beginning or end of a taxable year, the amount of such taxes and assessments to be paid by Tenant shall be prorated on the basis of a 365-day year, so as to include only that portion of the taxable year which is a part of the Term hereof. As used herein, the term "Real Estate Taxes" shall not be construed to include any income, gift, succession, excess profits, gross receipts, revenue, estate, personal property, inheritance or franchise taxes paid or payable by Landlord, or any increase in taxes resulting from the increased valuation caused by any sale or assignment occurring after the Rent Commencement Date, of all or any portion of the Leased Premises, or due to any change in ownership of the Landlord, notwithstanding the fact that any of the foregoing taxes may become a lien against all or any portion of the Leased Premises, and Landlord shall pay any such increase in real property taxes relating to all and any of the foregoing reasons.

        6.2    Right to Contest.    Tenant shall have the right to contest in good faith the amount of Real Estate Taxes or the validity thereof by appropriate legal proceedings, and shall give Landlord notice in writing of its intention to do so at least ten (10) days before any delinquency occurs; provided, however, that if at any time payment of such tax shall become necessary to prevent any penalty or sanction from being assessed or to prevent the delivery of a tax deed conveying the Leased Premises or any portion thereof because of nonpayment, then Tenant shall be required to pay the contested tax in sufficient time to prevent any such consequences from occurring as a condition of such contest. The cost of any contest brought by Tenant shall be paid by Tenant. Landlord agrees to execute any documents reasonably necessary to perfect Tenant's rights of contest herein contained; provided Tenant complies with the requirements of this Section 6.2.

ARTICLE 7
UTILITIES

        Tenant shall pay for all water, gas, light, power, telephone and other utilities and services furnished to and/or consumed in the Leased Premises during the Term. Tenant shall make such payments directly to the provider of such utilities and services.

ARTICLE 8
MAINTENANCE AND REPAIRS

        8.1   Landlord shall maintain all structural portions of the Leased Premises and the Building in first-class condition and repair (reasonable wear and tear and obsolescence excepted). Landlord shall make any necessary repairs and replacements to any structural portion of the Leased Premises arising from Tenant's reasonable use thereof. Landlord's obligation to maintain and repair the structural portions of the Leased Premises shall be limited to the following:

          A.    The foundations, bearing and exterior walls, subflooring and roof of all portions of the Leased Premises; and

          B.    The electrical, plumbing, natural gas, and sewage systems leading to the Leased Premises.

        8.2   Except as otherwise provided herein, Tenant shall keep all non-structural portions of the Building which Landlord is not obligated to repair or maintain in good repair. In addition to the foregoing, Tenant shall maintain and repair:

          A.    Gutters and downspouts on the Building and other improvements that are a part of the Leased Premises;

          B.    Heating, ventilating, elevator and air conditioning systems located within the Leased Premises;

          C.    All stairways, accessways, lobbies, entrances, stairs, elevators and any passageway located within the Building; and

          D.    The Parking Areas, including striping, security and lighting.

        8.3   All repairs which Tenant is obligated to make under this Article shall be at the expense of Tenant, except to the extent that repairs are made necessary or useful because of the negligence or willful misconduct of Landlord, its agents or employees. Upon the expiration of the Term hereof, Tenant shall surrender the Leased Premises to Landlord in a state of good repair, reasonable wear and tear, obsolescence and damage by fire, act of God or the elements, or damage which is caused by Landlord or which Landlord is required to repair under the terms of this Lease, excepted.

ARTICLE 9
INSURANCE

        9.1    Required Coverage.    Tenant, from and after the date of execution of this Lease shall, throughout the term of this Lease, carry and maintain in full force and effect, public liability insurance, covering the Leased Premises and Tenant's activities therein, against claims for personal injury and death in a combined single limit amount of at least One Million Dollars ($1,000,000.00) for injury or death of any one person, for injury or death of all persons in any accident, and for property damage. Landlord shall obtain and maintain a policy of public liability in the same amount covering the Leased Premises and the permitted activities therein. All such policies purchased by Landlord or Tenant shall name each other and Landlord's lender as additional insureds. Any blanket insurance policy or policies that insure Landlord or Tenant against the risks and for the amounts herein specified shall be deemed to satisfy the obligation of Landlord or Tenant hereunder. In addition to the foregoing, as long as Tenant is satisfying its insurance obligations hereunder with any blanket insurance policy or policies, Tenant shall maintain property insurance, with vandalism and plate glass endorsements, on the Leased Premises.

        9.2    Fire and Extended Coverage.    Landlord shall, throughout the Term, maintain fire and extended coverage insurance, on the Leased Premises, in an amount equal to one hundred percent (100%) of the full replacement cost of the Leased Premises and the Building (excluding foundations and excavations). Tenant shall maintain a policy of fire and extended coverage insurance covering Tenant's personal property in an amount equal to one hundred percent (100%) of the full replacement cost thereof. Tenant or Landlord, Landlord's lender and any Leasehold Mortgagee, as defined in Article 14 hereof, shall be named as additional insureds, as required under this Article 9. All insurance required of Tenant pursuant to this Article 9 shall be with an insurance company reasonably acceptable to Landlord's lender and shall be primary and non-contributing.

        9.3    Workers' Compensation.    Landlord and Tenant shall each maintain workers' compensation insurance as required by applicable law.

        9.4    Waiver of Subrogation.    Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby release and waive any rights each may have against the other and its officers, agents and employees on account of any loss or damages occasioned to Landlord, Tenant, their respective property or the Leased Premises, and arising from any risk covered by the insurance obtained hereunder, whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invitees or other persons. The parties hereby grant to each other, on behalf of any insurer providing insurance to either of them, a waiver of any right of subrogation that any such insurer may have or acquire against the other party and its officers, agents and employees by virtue of payment of any loss under such insurance and all policies obtained by either Tenant or Landlord shall contain appropriate waiver of subrogation clauses. The foregoing waivers of subrogation shall be operative only so long as available without invalidating either Landlord's or Tenant's (as the case may be) policy of insurance.

        9.5    Indemnity.    Each party shall protect, defend, indemnify, hold and save the other harmless from and against any and all losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs) arising by reason of: (i) the injury or death of persons or damage to property against which such covenanting party is obligated to maintain insurance pursuant to Sections 9.1 through 9.3 above; (ii) the ineffectiveness of the waiver of subrogation contained in Section 94 hereof; or (iii) the invalidation of any such insurance policy by that party's insurer; provided, however, that neither party shall be required to indemnify the other for any losses, costs, injuries, liabilities or damages of any kind to the extent arising out of the willful misconduct or gross negligence of such other party or its officers, agents or employees. The parties' duty to indemnify each other under this Section 9.5 shall survive the expiration or earlier termination of this Lease.

ARTICLE 10
ENVIRONMENTAL COMPLIANCE

        Except as disclosed by Tenant to Landlord in writing prior to the Term Commencement Date, Tenant represents, warrants and covenants to Landlord that Tenant shall at no time use, or permit the Leased Premises to be used, in violation of any federal, state or local law, ordinance or regulation relating to the environmental conditions on, under or about the Leased Premises, including, but not limited to, air quality, soil and surface and subsurface water conditions. Tenant shall assume sole and full responsibility and cost to remedy any such violations that may affect the Leased Premises so long as the violations are not directly caused by Landlord and/or its successors and assigns or are not directly or indirectly caused by any third party not employed by Tenant. Except as disclosed by Tenant to Landlord in writing and except for industry standard quantities commonly used by manufacturers of pharmaceuticals and related products in compliance with all applicable laws, Tenant further represents, warrants and covenants to Landlord that Tenant shall at no time, generate, store or dispose of or allow or permit any third party to use, generate, store or dispose of on, under or about the Leased Premises, or transport to or from the Leased Premises any hazardous wastes, toxic substances or related materials ("Hazardous Materials"). For the purposes of this Article 10, Hazardous Materials shall include, but not be limited to, asbestos, asbestos containing materials, the group of organic compounds known as polychlorinated biphenyls, as well as substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; and Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq.; and those substances defined as "hazardous wastes" in Section 25117 of the California Health and Safety Code and in the regulations adopted and publications promulgated pursuant to said laws and pursuant to California Health and Safety Code Sections 25249.8 and 25249.5, et seq. Tenant represents, warrants and covenants that it shall provide Landlord with written notification immediately upon the discovery or notice by Tenant, its successors, assigns, licensees, invitees, officers, directors, employees, agents, partners or any other third party, that any representation, warranty, or covenant of Tenant under this Section is inaccurate, incomplete, or untrue in any way.

ARTICLE 11
SIGNS

        Tenant shall have the right with the consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, to place any and all signs Tenant desires in, on or about the Leased Premises, including, without limitation, any free-standing signs, and subject only to the obtaining of any necessary governmental or regulatory approval. All signs other than those placed on the Building by Tenant shall be subject to Tenant's prior written approval, which approval Tenant may not unreasonably withhold.

ARTICLE 12
USE

        During the term or any renewals hereof, Tenant may use the Leased Premises solely for light manufacturing purposes. Notwithstanding the foregoing, Tenant (or its assignees or subtenants) may use the Leased Premises for any other lawful purpose; provided, however, such proposed use shall not increase the cost of Landlord's insurance required pursuant to Article 9 of this Lease unless Tenant agrees to pay such increased cost.

ARTICLE 13
ASSIGNMENT AND SUBLEASING

        Tenant may, without Landlord's approval, assign, hypothecate, mortgage, and/or sublease all or any portion of this Lease, the Leased Premises, and/or any and all rights appurtenant thereto. Upon any assignment or sublease, Tenant shall not be relieved of any of its obligations under this Lease.

ARTICLE 14
LEASEHOLD MORTGAGEE PROVISIONS

        14.1   If Tenant shall execute a deed of trust encumbering its leasehold interest hereunder (hereinafter sometimes referred to as a "Mortgage"), and if the holder of said deed of trust (hereinafter referred to as the "Leasehold Mortgagee") shall deliver to Landlord an executed counterpart of said deed of trust in recordable form together with written notice setting forth the name and address of the Leasehold Mortgagee, then, at any time until the Mortgage shall be satisfied or the Leasehold Mortgagee shall give to Landlord written notice that the Mortgage has been satisfied.

          A.    Except as provided in Articles 17, 18 and 19 hereof, and except for any termination of this Lease by reason of a default by Tenant hereunder, no cancellation, surrender, acceptance of surrender or modification of this Lease shall be binding upon any Leasehold Mortgagee or affect the lien of any Mortgage, without the prior written consent of the Leasehold Mortgagee.

          B.    No notice, demand, election or other communication required or permitted to be given under this Lease (all of the foregoing hereinafter in this Subparagraph B collectively being referred to as "Notices," and individually as the "Notice") which shall be given by Landlord to Tenant shall be binding upon or affect the Leasehold Mortgagee, unless a copy of the Notice shall be given to the Leasehold Mortgagee within the time during which the Notice shall be required or permitted to be given to Tenant. In the case of an assignment of the Mortgage or change in address of said Leasehold Mortgagee, the assignee thereof or the Leasehold Mortgagee may change the address to which copies of the Notices are to be sent as herein provided. Landlord shall not be bound to recognize any assignment of any Mortgage unless Landlord shall be given a Notice of such assignment, including a copy thereof in recordable form, together with the name and address of the assignee and, thereafter, until a further assignment, the assignee named in such assignment shall be deemed to be the Leasehold Mortgagee under this Article. If any Mortgage is held by more than one person, corporation or entity, no provision of this Lease requiring Landlord to give Notice or a copy thereof to any Leasehold Mortgagee shall be binding upon Landlord unless and until all of the holders of the Mortgage shall deliver to Landlord an original executed counterpart of a designation, in recordable form, naming one of the holders as the individual or entity to receive all Notices and copies thereof. All Notices and copies of Notices to be given to the Leasehold Mortgagee as provided in this Article shall be given in the same manner as set forth in this Lease for Notices from Landlord or Tenant pursuant to Article 23 hereof.

          C.    Any Leasehold Mortgagee shall have the right, but not the obligation, to perform any term, covenant, condition or agreement and to remedy any default by Tenant hereunder, and Landlord shall accept such performance by any Leasehold Mortgagee with the same force and effect as if furnished by Tenant; provided, however, that any rights of the Leasehold Mortgagee shall not thereby or hereby be subrogated to the rights of Landlord.

          D.    If Landlord shall give any notice of an Event of Default to Tenant pursuant to the provisions of Article 19 hereof, and if such Event of Default shall not be remedied within the applicable grace period set forth in Article 19 hereof, and Landlord shall thereby, or otherwise, become entitled to give a notice of election to terminate this Lease, then, Landlord shall, prior to giving such notice of election to terminate this Lease, give to the Leasehold Mortgagee not less than ten (10) days' additional written notice of the default, and shall allow the Leasehold Mortgagee the same opportunity to cure any Event of Default as granted to Tenant pursuant to Article 19 hereof; provided, however, that Leasehold Mortgagee shall have at least (10) days following receipt of said notice to cure said Event of Default. The rights of the Leasehold Mortgagee under this Subparagraph D are in addition to such rights as are given to the Leasehold Mortgagee under Subparagraph G of this Section 14.1.

          E.    If Tenant fails to perform or observe any term, covenant, condition or agreement to be performed by Tenant under this Lease, and if Landlord shall not elect to terminate this Lease pursuant to Articles 17, 18 or 19 and shall instead bring a proceeding to dispossess Tenant and/or other occupants of the Leased Premises or to re-enter the Leased Premises or to terminate this Lease, then Landlord shall, before commencing any proceeding pursuant to applicable law, give the Leasehold Mortgagee ten (10) days' written notice of the occurrence of any Event of Default and shall allow the Leasehold Mortgagee the same opportunity to cure any Event of Default as granted Tenant pursuant to Article 19 hereof; provided, however, that Leasehold Mortgagee shall have at least ten (10) days following receipt of said notice to cure said Event of Default. The rights of the Leasehold Mortgagee under this Subparagraph E are in addition to such rights as are given to the Leasehold Mortgagee under Subparagraph G of this Section 14.1.

          F.     Tenant may delegate irrevocably to any Leasehold Mortgagee Tenant's right of election under Section 365(h) of the Bankruptcy Code of 1978, as amended from time to time, to remain in possession of the Leased Premises in the event of Landlord's bankruptcy, but no such delegation shall be binding upon Landlord unless and until either Tenant or any Leasehold Mortgagee shall deliver to Landlord a signed counterpart, in recordable form, of a written instrument evidencing such delegation. Such delegation of authority may be affected by the terms of the Mortgage itself, in which case the service upon Landlord of an executed counterpart of the Mortgage in accordance with this Article, together with written notice specifying the provisions therein which delegate such authority to the Leasehold Mortgagee, shall be deemed sufficient notice to Landlord of the delegation.

          G.    If Tenant fails to perform or observe any term, covenant, condition or agreement on Tenant's part to be performed under this Lease, other than a term, covenant, condition or agreement requiring the payment of a sum of money, and if the Event of Default is of such a nature that the same cannot practicably be cured by the Leasehold Mortgagee without taking possession of the Leased Premises, or if the Event of Default is of such a nature that it cannot be cured by the Leasehold Mortgagee, and provided Landlord shall not be subject to any criminal liability, then Landlord shall not serve a notice of election to terminate this Lease pursuant to Article 19 hereof, or otherwise terminate the leasehold estate of Tenant hereunder by reason of such Event of Default; provided, however, the Leasehold Mortgagee complies with the provisions set forth in Subparagraphs (G)(1), (2) and (3) below.

            (1)   Leasehold Mortgagee shall deliver to Landlord, prior to the date on which Landlord would be entitled to give notice of election to terminate or to commence proceedings to terminate this Lease, a written instrument wherein the Leasehold Mortgagee unconditionally guarantees to Landlord that the Leasehold Mortgagee shall cure any Event of Default which cannot practicably be cured by the Leasehold Mortgagee without taking possession of the Leased Premises and shall indemnify and hold harmless Landlord against all claims, demands, expenses, including, but not limited to, reasonable attorneys' fees, damages, fines and penalties (all of the foregoing being hereinafter in this Subparagraph G referred to as "Damages") occasioned by any delay on the part of Landlord in giving such notice of election or commencing such proceedings, and agrees that, if this Lease thereafter shall be terminated prior to the curing of such default, the Leasehold Mortgagee shall pay to Landlord the cost to cure such default and the amount of the Damages, and if the Leasehold Mortgagee shall be an entity other than a life insurance company, bank or trust company regulated by the State of California or by other governmental authority having jurisdiction, such instrument of guaranty shall be accompanied by security, reasonably satisfactory to Landlord, sufficient to assure payment of the cost of curing such default and payment of the amount of the Damages.

            (2)   Leasehold Mortgagee shall proceed diligently to obtain possession of the Leased Premises as mortgagee (through the appointment of a receiver or otherwise), and, upon obtaining possession, shall promptly commence and duly prosecute to completion such action as may be necessary to cure any Event of Default which cannot be cured by the Leasehold Mortgagee without taking possession of the Leasehold Premises.

            (3)   If the Leasehold Mortgagee cannot cure an Event of Default, then the Leasehold Mortgagee shall promptly institute and diligently prosecute to completion foreclosure proceedings, unless, in the meantime, the Leasehold Mortgagee shall acquire Tenant's estate hereunder, either in its own name or through a nominee, by exercise of a power of sale or by assignment in lieu of foreclosure.

        14.2     The Leasehold Mortgagee shall not be required to continue to proceed to obtain possession, or to continue in possession as mortgagee of the Leased Premises pursuant to Subparagraph G(2) of Section 14.1 hereof, or to continue to prosecute foreclosure proceedings pursuant to Subparagraph G(3) of Section 14.1 hereof, if any Event of Default described therein shall be cured, and provided the Leasehold Mortgagee pays to Landlord all "Damages." Nothing herein shall preclude Landlord from exercising any of its rights or remedies with respect to any other default by Tenant during any period when Landlord shall be forebearing termination of this Lease as set forth in Subparagraphs G(1), (2) and (3) of Section 14.1 hereof; provided, however, the Leasehold Mortgagee shall have all of the rights and protections set forth therein.

        14.3     If this Lease shall terminate pursuant to Articles 17, 18 or 19 hereof, or shall otherwise terminate by reason of a default of Tenant hereunder, and if within thirty (30) days after such termination the Leasehold Mortgagee, by written notice to Landlord, shall request Landlord to enter into a new lease of the Leased Premises pursuant to this Section 14.3 ("New Lease'), then Landlord shall enter into the New Lease with said Leasehold Mortgagee. Leasehold Mortgagee shall deliver to Landlord written notice as required by this Section 14.3 and a written instrument unconditionally guaranteeing the curing of all defaults of the Tenant under this Lease and all defaults of the tenant under the New Lease which shall exist on the actual date of delivery of said New Lease, and, if the Leasehold Mortgagee shall be an entity other than a life insurance company, bank or trust company regulated by the State of California or other governmental authority having jurisdiction, such instrument of guaranty shall be accompanied by security, reasonably satisfactory to Landlord, sufficient to insure payment of the cost of curing all defaults. The New Lease shall commence, and rent and all obligations of the tenant thereunder shall accrue, as of the date of termination of this Lease. The term of the New Lease shall continue for the period which would have constituted the remainder of the term of this Lease had this Lease not been terminated, and shall be upon all of the terms, covenants, conditions, conditional limitations and agreements contained herein which were in force and effect immediately prior to the termination of this Lease. The New Lease, and this covenant, shall be superior to all rights, liens and interests, other than those to which this Lease shall have been subject immediately prior to termination and those matters to which this Lease may, by its terms, become subject. The provisions of the immediately preceding sentence shall be self-executing, and Landlord shall have no obligation to do anything, other than to execute the New Lease as herein provided, to assure the Leasehold Mortgagee or the tenant under the New Lease good title to the leasehold estate granted thereby. Any subtenant in the Leased Premises whose sublease was in force and effect immediately prior to the delivery of the New Lease shall attorn to the tenant under the New Lease, unless the tenant of the New Lease shall, at its option, elect to dispossess such subtenant or otherwise terminate the sublease held by such subtenant. Any subtenant who hereafter subleases space within the Leased Premises shall be deemed to have agreed to the provisions of this Section 14.3. The foregoing shall not be deemed to obligate Landlord to keep any sublease in force and effect after the termination of this Lease, nor shall Landlord have any obligation to terminate any sublease or to dispossess any subtenant. Leasehold Mortgagee shall, simultaneously with the delivery of the New Lease, pay to Landlord (a) all rent and other sums of money due under this Lease on the date of termination of this Lease and remaining unpaid; plus (b) all rent and other sums of money due under the New Lease for the period from the date of commencement of the term thereof to the date of delivery of the New Lease; plus (c) all costs and expenses, including but not limited to reasonable attorneys' fees, court costs and litigation expenses, incurred by Landlord in connection with termination of the Leased Premises, putting the Leased Premises in good condition and repair, and the preparation, execution and delivery of the New Lease. Simultaneously, the Landlord shall pay over to the Leasehold Mortgagee any rentals, less costs and expenses of collection, received by Landlord, between the date of termination of the Lease and the date of the New Lease, received from subtenants or other occupants of the Leased Premises which had not been applied by Landlord towards the cost of operating the Leased Premises or performing the obligations of Tenant.

        If more than one Leasehold Mortgagee exercises its right to obtain a new lease pursuant to this Section 14.3, then only the Leasehold Mortgagee holding the lien of highest priority shall be entitled to the New Lease free and clear of the rights of all other lienors. If the Leasehold Mortgagee shall exercise its right to obtain the New Lease, but shall fail to execute the New Lease when tendered by Landlord, or shall fail to comply timely with the other provisions of this Section 14.3, then the Leasehold Mortgagee shall forfeit Leasehold Mortgagee's rights to the New Lease or any other rights under this Section 14.3 and Landlord shall not be obligated to offer a New Lease to any other Leasehold Mortgagee.

        Except as provided in this Section 14.3, no Mortgage now or hereafter deemed to be a lien upon this Lease shall extend or affect the reversionary interest and estate of Landlord in and to the Leased Premises, or in any manner affect the Leased Premises from and after any expiration or termination of this Lease.

ARTICLE 15
SUBORDINATION; QUIET ENJOYMENT AND TITLE

        Landlord covenants that Landlord has a valid fee simple absolute estate in the Leased Premises and that the same is subject to no encumbrances, liens or defects in title affecting the Leased Premises or the rights granted Tenant under this Lease, except for those lien(s) or encumbrance(s), for which Landlord shall provide Tenant, upon the execution of this Lease, with a subordination, non-disturbance and attornment agreement, in the form attached hereto as Exhibit "F'.

        Landlord covenants that Tenant, upon paying the rent and performing the covenants herein undertaken on its part, may quietly and peaceably have, enjoy and hold the Leased Premises and rights made appurtenant hereby for the full term hereof without hindrance. This Lease shall, at Landlord's option, be subordinate to any mortgage or deed of trust that may hereafter be placed upon the Leased Premises, and to any and all advances made or to be made thereunder and to interest thereon and to all renewals, replacements and extensions thereof; provided, however, that Landlord, at least twenty (20) days following the placing of any such mortgage or deed of trust upon the Leased Premises or any portion thereof, shall deliver to Tenant a written agreement and any other documents of the mortgagee named in any such mortgage or the trustee and the beneficiary in any such deed of trust recognizing this Lease and agreeing not to disturb Tenant's right to quiet possession under this Lease, so long as Tenant is not in material default hereunder. Tenant shall have the right to reasonably approve any agreement and any other documents related to the subordination, non-disturbance and attornment; provided that Tenant has approved such agreement and other documents, Tenant shall attorn to and recognize such mortgagee, beneficiary, lienholder or entity as the Landlord under the Lease upon the foreclosure of any mortgage, lien, deed of trust or other encumbrance involved.

ARTICLE 16
LIENS

        Except for such as it may be contesting in good faith upon the posting of adequate bond, Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant and shall keep the Leased Premises free and clear of all mechanics' and materialmen's liens in connection therewith.

ARTICLE 17
CONDEMNATION

        17.1     If the Leased Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are referred to herein as "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than ten percent (10%) of the square feet of the Building, or more than twenty-five percent (25%) of the Land which is not occupied by any building, including but not limited to the Parking Areas, is taken by Condemnation, Tenant may, at Tenant's option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Building and/or the Land remaining, except that the rent shall be reduced in the proportion that the square feet of the Building and/or the Land taken bears to the total square feet of the Building and/or the Land.

        17.2    Damages.    Landlord shall be entitled to the award for any Condemnation of the Leased Premises, except that Tenant shall be entitled to the portion of any compensation awarded or paid upon any Condemnation that is allocable to the following:

          A.    The value of improvements, equipment and/or fixtures which were added to or placed in or upon the Leased Premises which are the property of Tenant hereunder, and which constitute a portion of such taking; and

          B.    The cost of removal of improvements, equipment and/or fixtures of Tenant which do not constitute a portion of such Condemnation, but removal of which is necessitated by such Condemnation, and the depreciation in value caused such removal; and

          C.    The excess of the market value, immediately before such Condemnation, of Tenant's leasehold interest in the portion of the Leased Premises taken over the Rent attributable thereto under the terms of this Lease; and

          D.    All costs of relocating Tenant's business and actual damages sustained by Tenant related to such Condemnation, including without limitation, damage from interruption of Tenant's business, interference with access, loss of use, damage to goodwill, noise, dust, fumes and vibrations, and loss of general adaptability of the remaining portion of the Leased Premises for Tenant (and/or Tenant's subtenant's or assignee's) desired use.

        17.3    Notice and Execution.    Landlord agrees immediately upon service of process in connection with any Condemnation relating to the Leased Premises to give to Tenant notice in writing thereof. Tenant reserves the right to appear in any proceedings in connection with such taking.

ARTICLE 18
DAMAGE OR DESTRUCTION

        18.1    Reconstruction.    If, during the term of this Lease, the Leased Premises or access to the Leased Premises should be damaged or destroyed by any cause not contemplated within normal wear and tear, Landlord shall, except as hereinafter provided, diligently and promptly repair or rebuild the same to the condition in which the same existed immediately prior to such damage or destruction. Notwithstanding the foregoing, if the Leased Premises are materially damaged by a casualty for which Landlord did not carry insurance and such casualty was not commonly insured against by other comparable landlords, Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of such election within sixty (60) days thereafter.

        18.2    Rent Abatement.    The Rent due and payable hereunder shall be abated as provided herein during any period in which, by reason of any damage or destruction to the Leased Premises, there is, in Tenant's and Landlord's reasonable judgment, interference with the operation of Tenant's (and/or Tenant's assignee's or subtenant's) business in the Leased Premises. The amount of such abatement shall be equal to the amount of Rent, multiplied by a fraction, the numerator of which is the total number of square feet of the Leased Premises affected by said damage, destruction, and any reconstruction or restoration, and the denominator of which is the total number of square feet of the Leased Premises. If the Land, which is not occupied by the Building, is partially damaged, then Rent shall be equitably reduced in accordance with this Section 18.2. Such abatement shall continue for the period commencing with the damage or destruction and ending with completion of the repair or reconstruction work which Landlord is obligated or undertakes to do. If continuation of business is not practical, in Tenant's and Landlord's reasonable judgment, all Rent due and payable hereunder shall abate until reconstruction is completed or until business is totally or partially resumed, whichever is the earlier. In the event of partial resumption of business in the Leased Premises following such damage or destruction, Rent shall continue to be proportionately abated until total resumption of such business is practical. There shall be no recapture of abated Rent upon reconstruction or repair of the Leased Premises, the Parking Areas and/or access thereto, and full resumption of business by Tenant (and/or its assignees or subtenants).

        18.3    Excessive Damage or Destruction.    If the Leased Premises is damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the Leased Premises and the damage and destruction is caused by an event for which Landlord was required to maintain insurance under this Lease, Tenant shall have the right to terminate this Lease by delivering written notice of such election to the Landlord within sixty (60) days of the date of the occurrence which caused such damage and destruction. If the Leased Premises is damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the Leased Premises and the damage and destruction is caused by an event for which Landlord was not required to maintain insurance under this Lease, Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of such election to the other within sixty (60) days thereafter. If Tenant does not terminate this Lease, Landlord shall restore the Leased Premises to the same condition as the Leased Premises were in prior to such damage or destruction.

        Unless Tenant or Landlord elects to terminate this Lease, this Lease shall continue in full force and effect, except for the abatement of Rent, as provided in Section 18.2 hereof, and Landlord shall continue to diligently repair and restore the all or any portion of Leased Premises.

        18.4    Disposition of Insurance Proceeds.    Any insurance proceeds awarded or paid by reason of damage to or destruction of all or any portion of the Leased Premises shall be paid and belong to Landlord. If this Lease is not terminated by reason of any such damage or destruction, then all insurance proceeds payable by reason of loss to all or any portion of the Leased Premises shall be paid to Landlord for use in reconstruction of all or any portion of the Leased Premises, Upon completion of the repairs or reconstruction of the Leased Premises and the Parking Areas, any remaining insurance proceeds shall be retained by Landlord. Any cost of repair or reconstruction in excess of available insurance proceeds shall be borne by Landlord, and, except as expressly provided otherwise in this Article 18, Landlord's obligations to repair or reconstruct under this Article 18 shall in no event be dependent or contingent upon the availability of adequate insurance proceeds therefor, or when or how the damage or destruction occurs.

ARTICLE 19
DEFAULT

        19.1    Events of Default.    Tenant shall be in default hereunder upon the occurrence of any of the following events ("Events of Default'1);

        A.    Tenant's failure to pay Rent when due, for a period of ten (10) days after Tenant's receipt from Landlord of a written notice of any such failure or Tenant's failure to pay rent when due without notice if such failure occurs three (3) or more times during any twelve (12) month period.

        B.    Tenant's failure to perform any covenant or agreement undertaken by it herein, other than the payment of Rent, and such failure continues, without Tenant having commenced to cure it, for thirty (30) days after receipt by Tenant of written notice thereof from Landlord. Any time provided in this Lease for the curing of any default by Tenant is hereby extended by the period of time during which Tenant is prevented from curing such default by reason of strikes, acts of God, acts of the Landlord, war, or by reason of laws of governmental rules or regulations, or by reason of conditions occasioned by war or other public emergency, or by reason of any other condition beyond the reasonable control of Tenant.

        19.2    Remedies.    Upon the occurrence of an Event of Default by Tenant as set forth in Section 19.1, Landlord shall have the following rights and remedies, in addition to any and all other rights and remedies available to Landlord at law or in equity, including without limit those provided under California Civil Code Sections 1951.2 and 1951.4, as amended or recodified from time to time:

          A.    Terminate Lease.    Landlord shall have the right to terminate this Lease and all rights of Tenant hereunder by giving written notice to Tenant. If the Lease is so terminated, then Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent that had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned from the time of such termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount reasonably necessary to compensate Landlord for all the actual and consequential damages proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in Subsections (A)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at ten percent (10%) per annum (but in no event in excess of the maximum rate allowed by law). As used in Subsection (A)(iii) above, the "worth at the time of award' is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). All amounts owing under this Subsection which are not paid when due shall bear interest at ten percent (10%) per annum (but in no event in excess of the maximum rate allowed by law) from the date owing until paid and such interest shall be compounded monthly.

        B.    Re-enter Premises.    Landlord shall also have the right, with or without terminating this Lease, to re-enter the Leased Premises and to remove all persons and Tenant's property from the Leased Premises and store the Tenant's property in a public warehouse or elsewhere at the cost of and for the account of Tenant.

        C.    Maintain Lease; Relet Premises.    Unless Landlord elects to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover any Rent as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable, with the right to clean and to make alterations and repairs to the Leased Premises at Tenant's sole expense.

        If Landlord elects to relet as provided herein, then rent received by Landlord from such reletting shall be applied at Landlord's option: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including reasonable attorneys' fees, court costs and commercially reasonable brokerage commissions); third, to the payment of the cost of any cleaning, alterations and repairs to any portion of the Leased Premises which Tenant was obligated to clean or repair; fourth, to the payment of rent due and unpaid hereunder; and the balance, if any, shall be applied in payment of future rent as the same may become due and payable hereunder. If the portion of such rentals received from such reletting during any month which is applied to the payment of rent under the reletting lease is less than the rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand by Landlord. Such deficiency shall be calculated monthly and Tenant shall pay such deficiency monthly. Tenant shall also pay to Landlord, upon Landlord's demand, the costs and expenses incurred by Landlord in such reletting, including attorneys' fees, court costs and brokerage commissions and in making any alterations and repairs to the Leased Premises. Notwithstanding the foregoing, Tenant shall only be obligated to reimburse Landlord for those repairs Tenant was obligated to repair pursuant to the terms and conditions of this Lease.

        No re-entry, acts of maintenance or preservation, efforts to relet, or taking possession of the Leased Premises by Landlord or the appointment of a receiver upon initiative of the Landlord to protect the Landlord's interest under the Lease shall be construed as an election to terminate this Lease unless an express written notice of such intention is delivered to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting of the Leased Premises without termination of this Lease by Landlord, Landlord may at any time after such reletting elect to terminate this Lease, in which case, Landlord shall have all the rights and remedies provided by law or equity or this Lease upon termination.

        D.    Performance by Landlord.    If Tenant breaches or fails to perform any of Tenant's obligations under this Lease and the breach or failure continues for thirty (30) days (or such shorter time period as may be specified otherwise in this Lease) after Landlord gives Tenant written notice of the breach or failure, Landlord, without thereby waiving or curing such may, but shall not be obligated to, perform any such obligation for the account and at the expense of Tenant together with interest thereon at the rate of ten percent (10%) per annum, including without limit hiring an accountant to maintain Tenant's books and records and including reimbursement for reasonable attorneys' fees. Landlord may also so perform any such obligation without notice in case of an emergency.

        E.    Secured Creditor Remedies.    Landlord may retain within the Leased Premises all of Tenant's property and may take exclusive possession thereof to use or rent until all defaults have been cured. Notwithstanding the foregoing, Landlord may, at its option, at any time during the term of this Lease, require Tenant to remove all or any portion of such property, or exercise any rights of a secured creditor under the California Uniform Commercial Code, as amended or recodified from time to time.

        F.    Receiver on Behalf of Landlord.    If, at Landlord's Commencement of any action arising under this Lease, a receiver shall be appointed to take possession of the Leased Premises or to collect the rents derived therefrom, then the receiver may, if it shall be necessary or convenient in order to collect such rents, conduct the business of Tenant then being carried on or in the Leased Premises, and may take possession of any of Tenant's property and records used in Tenant's business and use the same in conducting such business, without compensation to Tenant for such use. Neither application for nor the appointment of a receiver shall be construed as an election by Landlord to terminate this Lease, unless express written notice of such election is given to Tenant.

        G.    Late Charge.    If Tenant fails to make any payment of Rent within ten (10) days after receipt of written notice from Landlord or if Tenant fails to make rent payments without notice three (3) or more times during any twelve (12) month period, Tenant shall pay Landlord a reasonable late charge of one and one-half percent (1.5%) of the amount due and unpaid.

        H.    Bankruptcy and Insolvency.    In the event of the filing or commencement of any proceeding by or against Tenant under the Federal Bankruptcy Code (as the same may be amended or recodified from time to time), the trustee, receiver or Tenant, as a debtor in possession, subject to court approval, shall not have the right to assume this Lease or to assign this Lease or to pledge or hypothecate this Lease for security unless and until all of the following conditions are first satisfied: (i) any defaults by Tenant under this Lease are cured or Landlord is provided "adequate assurance" that such defaults will be promptly cured; (ii) Landlord is compensated, or "adequate assurance" is provided to Landlord that Landlord will be promptly compensated, for any actual pecuniary loss to Landlord resulting from any and all defaults by Tenant under this Lease; and (iii) Landlord is provided "adequate assurance" of future performance of all of the covenants, agreements and obligations of Tenant under the terms of this Lease.

        For the purposes of this Subsection, "adequate assurance" of future performance of the terms and provisions of this Lease shall include adequate assurance: (a) of the source of Rent and other consideration due under this Lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor-Tenant as of the Term Commencement Date, as reasonably adjusted for inflation; (b) that assumption or assignment of this Lease is subject to all the provisions of this Lease; and (c) of the performance of any other requirement hereafter imposed by any law or which landlords or courts are hereafter authorized or permitted by law to impose on such an assumption, assignment, pledge or hypothecation.

        In any case under any chapter of the Federal Bankruptcy Code, (as the same may be amended or recodified from time to time), the trustee, receiver or Tenant, as debtor in possession, shall timely perform all the obligations of the debtor-Tenant arising under this Lease from and after any order for relief until this Lease is assumed or rejected. This paragraph shall not affect the trustee's or debtor-Tenant's obligations under any other paragraph of this Subsection, and acceptance of performance under this paragraph by Landlord shall not constitute a waiver or relinquishment of Landlord's rights under this Lease.

        The failure by the Trustee in any case under any chapter of the Bankruptcy Code to assume or reject this Lease sixty (60) days after the order for relief or within such additional time as the Court, for cause, within such sixty (60) day period shall fix, shall be deemed a rejection, and the Trustee shall immediately surrender the Leased Premises to Landlord. This Lease may not be assumed if it has expired before commencement of any bankruptcy proceeding. The Trustee, Receiver, or Tenant, as a debtor in possession, acting in accordance with the provisions contained in this Subsection, shall not under any circumstances require Landlord to provide services or supplies incidental to this Lease before any assumption of this Lease, unless Landlord shall be compensated under the terms of this Lease for any services and supplies provided under this Lease before such assumption.

ARTICLE 20
TENANT'S RIGHT TO CURE LANDLORD'S DEFAULT

        If Landlord fails to perform any covenant or agreement herein undertaken and to be performed on Landlord's part, then, if the failure or default continues for thirty (30) days after written notice to Landlord thereof (except if such failure cannot be cured during such thirty (30) day period due to reasons beyond Landlord's reasonable control (financial condition excepted) and Landlord commences such cure during such thirty (30) day period and diligently prosecutes such cure to completion), Tenant may, but shall have no obligation to, pay the same and cure such default on behalf of and at the expense of Landlord and do all necessary work and make all necessary payments in connection therewith including, but not limited to, the payment of reasonable attorneys' fee incurred by Tenant, and upon demand Landlord will reimburse Tenant for the amount so paid, together with interest at the rate of ten percent (10%) per annum (but in no event in excess of the maximum rate allowed by law).

ARTICLE 21
ALTERATIONS

        Tenant, from time to time at its sole cost and expense, may without Landlord's permission, make non-structural alterations to the Leased Premises and may store and install therein fixtures, equipment, furniture and property. International Medication Systems, Limited shall not make any structural alterations in excess of Fifty Thousand Dollars ($50,000.00) in cumulative cost without Landlord's consent, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord acknowledges its consent to the non-structural and structural alterations described in Exhibit "G" attached hereto. Tenant's assignees or subtenants shall not make any structural alterations without Landlord's consent, which shall not be unreasonably withheld or delayed. In connection with the alterations permitted hereunder, Tenant, its assignees or subtenants shall obtain all necessary approvals from all governmental and regulatory agencies, including but not limited to, approvals relating to the alterations of the Building, zoning, land use, variances, waivers and permits, and environmental impact reports, necessary for the completion of the alterations to the Building and Tenant's (and/or Tenant's assignees' or subtenants') use and occupancy of the Leased Premises. Landlord shall cooperate fully with Tenant (and/or Tenant's assignees or subtenants) in connection with Tenant's (and/or Tenant's assignees' or subtenants') applications for approvals described herein. All work with respect to any alterations shall be done in a good and workmanlike manner and prosecuted to completion. Tenant (and/or Tenant's assignees or subtenants) shall be entitled to remove any such non-structural alterations installed by Tenant (and/or Tenant's assignees or subtenants) at the expiration of the Term or the earlier termination of this Lease, provided Tenant (and/for Tenant's assignees or subtenants) shall restore all damage caused by such removal.

ARTICLE 22
FIXTURES AND PERSONAL PROPERTY

        All trade fixtures, equipment, furniture and personal property (including signs) installed in, on or about the Building or the Land, or any portion thereof, by or at Tenant's expense shall remain Tenant's property. At any time during the Term hereof, or within thirty (30) days after the expiration of the Term or the earlier termination of this Lease, Tenant may, at its election, remove any or all such trade fixtures, equipment, furniture and personal property and repair the damage caused by any such removal, reasonable wear and tear excepted. If, within thirty (30) days after the expiration of the Term or the earlier termination of this Lease, Tenant elects not to remove such trade fixtures, equipment, furniture or personal property, then such trade fixtures, equipment, furniture or personal property shall become the property of Landlord.

ARTICLE 23
NOTICES

        23.1    Service.    All notices required to given hereunder shall be in writing. Such notices shall be hand delivered or sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Landlord:	Mr. Dennis A. Jebbia 2468 Huntington Drive San Marino, California 91108
Ms. Gloria Jebbia 2468 Huntington Drive San Marino, California 91108
Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust 2468 Huntington Drive San Marino, California 91108
If to Tenant:	International Medication Systems, Limited 17890 Castleton Road, Suite 300 City of. Industry, California 91748 Attention: Mr. Joseph J. Lowden

or at such other place as either Landlord or Tenant may, from time to time, respectively, designate in a written notice give to the other. Notices shall be deemed served upon receipt, as indicated on the receipt obtained or returned to sender.

        23.2    Change of Ownership.    No change in ownership of the Leased Premises, or assignment of this Lease or of the Rent provided for herein, shall be binding upon Tenant for any purpose whatever until Tenant has been furnished with written notice thereof by Landlord. Upon transfer of the ownership of the Leased Premises by Landlord, Landlord shall be released from all liability under this Lease arising after the date of transfer, provided the transferee assumes the obligations of Landlord under this Lease.

ARTICLE 24
ARBITRATION

        24.1    Arbitration.    Any dispute between the parties (other than an unlawful detainer action) shall be determined by arbitration in accordance with this Article 24. If either party requests of the other that such matter be so determined, then: (a) each party shall, within thirty (30) days hereafter, appoint an arbitrator and such party shall notify the other party of the name and address of the arbitrator so appointed; (b) if either party shall fail to make such appointment and to serve notice thereof within the time prescribed, then the appointment of an arbitrator on behalf of such party shall be made in the same manner as provided in clause (d) below for the appointment of a third arbitrator; (c) the arbitrators so appointed shall meet within ten (10) days after the second arbitrator is appointed and shall, if possible, determine such matter within thirty (30) days after the second arbitrator is appointed, and their determination shall be binding on the parties; (d) if for any reason such two arbitrators fail to agree on such matter within such period of thirty (30) days, they shall appoint a third arbitrator, and if they fail to agree upon such arbitrator within ten (10) days after the time prescribed, either party on behalf of both may request such appointment by the then President of the Los Angeles Chapter of the American Arbitration Association for the appointment of such third arbitrator, and the other party shall not raise any question as to the President's power to entertain the application and make the appointment; and (e) the determination of such matter of any two of such three arbitrators shall be given within a period of thirty (30) days (or such longer period as may be reasonable in light of the circumstances) after the appointment of the third arbitrator, and shall in all cases be binding upon the parties. If any arbitrator shall die, become disqualified or incapacitated, or shall fail or refuse to act before such matter shall have been determined, then in place of such arbitrator, an arbitrator shall promptly be appointed in the same manner as the arbitrator who shall have died or become disqualified or incapacitated, or who shall have failed or refused to act. All arbitration shall be finally determined in the City of Los Angeles and shall be governed (except for the method of such section of arbitrators) in accordance with the Rules of the American Arbitration Association (or any successor thereto) and the judgment or the award rendered therein may be entered in any court having jurisdiction.

        24.2    Payment of Expenses.    Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third arbitrator, if any.

ARTICLE 25
ATTORNEYS' FEES

        If either party commences an action against the other to enforce any obligation hereunder, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees from the other, whether or not such action is pursued to judgment.

ARTICLE 26
MEMORANDUM OF LEASE

        Upon Tenant's request, Landlord and Tenant shall execute and acknowledge a Memorandum of Lease, which shall be recorded in the Official Records of Los Angeles County. The Memorandum of Lease shall describe the Leased Premises as being subject to all rights, covenants and restrictions herein contained, shall specify the Term Commencement Date, and shall be substantially in the form attached hereto as Exhibit "D".

ARTICLE 27
HOLDING OVER

        If Tenant remains in possession of the Leased Premises after the expiration of the Term without executing a new lease, such holding over shall be construed as a tenancy from month-to-month, subject to all covenants and conditions herein contained, except that the Rent paid by Tenant pursuant to the terms hereof shall be increased to One Hundred Ten Percent (110%) of the Rent during the last month of the Term.

ARTICLE 28
NO WAIVER

        No waiver of any default or breach of any covenant by either party hereunder shall be implied from the other party's failure to act on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

ARTICLE 29
BINDING EFFECT

        Except for the restrictions set forth in Article 21 hereof, each and every covenant, term and condition contained herein shall be binding upon and inure to the benefit of each of the parties, its successors and assigns. Each and all of the covenants, provisions and conditions of this Lease to be performed by or on the part of Landlord, whether to be performed on the Leased Premises or elsewhere, and whether affirmative or negative in nature, are also intended to and shall bind Landlord, its successors and assigns, at any time and from time to time, and shall inure to the benefit of the Tenant, its successors and assigns, and shall run with the Land for the term hereof.

ARTICLE 30
INTERPRETATION AND APPLICATION

        This Lease shall be construed under the laws of the State of California. If any provision of this Lease or application thereof to any person or circumstances shall to any extent be held to be invalid, the remainder of this Lease (including the application of such provision to persons or circumstances other than those to which it is held invalid) shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law. Both parties hereto assisted in the drafting of this Lease and its provisions shall not be construed against either party. The captions of the paragraphs hereof are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. Exhibits "A" through "G" are incorporated herein by this reference and are made a part of this Lease.

ARTICLE 31
COMPLETE AGREEMENT

        It is expressly agreed that this Lease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the Tenant's rental, use and occupancy of the Land, the Building and the Leased Premises that no prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and that the terms, covenants, conditions and provisions of this Lease cannot be modified or added to except in writing signed by the parties hereto.

ARTICLE 32
TIME

        Time is of the essence hereof.

ARTICLE 33
EXECUTION REQUIRED

        Submission of this instrument for examination or signature by Tenant shall not constitute a reservation of or option for lease, and this instrument shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

ARTICLE 34
LIMITATION OF LIABILITY

        The obligations of Tenant under this Lease shall be without recourse to the assets of any officer, shareholder, director or employee of Tenant. The sole recourse of Landlord for any obligation of the Tenant under this Lease shall be limited to the assets of Tenant.

ARTICLE 35
ESTOPPEL CERTIFICATES

        Tenant and Landlord, upon not less than thirty (30) days prior written notice to the other, shall execute, acknowledge and deliver an estoppel certificate in the form of Exhibit "E' attached hereto. Any statement contained therein may be conclusively relied upon by a prospective lender, purchaser, or encumbrances to the Leased Premises.

ARTICLE 36
SECURITY MEASURES

        Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of any guard service or other security measures and that Landlord shall have no obligation whatsoever to provide the same. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date first written above.

"LANDLORD"	"TENANT"
Dennis A. Jebbia, a married man	International Medication Systems, Limited, a Delaware corporation
By:

Gloria Jebbia,		Its:
an unmarried woman
By:
Its:

Gloria Jebbia, As Trustee Of The Norf James Jebbia Testamentary Trust Dated October 18, 1982

EXHIBIT "A"

(Description of the Land)

        Exhibit "A" to that certain Lease dated as of July 24, 1990, by and between Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia. as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, as Landlord, and International Medication Systems, Limited, a Delaware corporation, as Tenant.

        The Land is described as follows:

PARCEL 1:

THAT PORTION OF LOT 4 OF E. J. BALDWIN'S SECOND SUBDIVISION, IN THE CITY OF SOUTH EL MONTE, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 70 PAGE 92 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER INCLUDED WITHIN THE FOLLOWING DESCRIBED BOUNDARIES:

COMMENCING AT THE INTERSECTION OF THE CENTER LINE OF RUSH STREET AND HOYT AVENUE, AS SAID CENTER LINES ARE SHOWN ON COUNTY SURVEYOR'S MAPS NO. B-384-2 ON FILE IN TEE OFFICE OF TEE ENGINEER OF THE COUNTY OF LOS ANGELES; THENCE SOUTH 0 DEGREES 44 MINUTES 10 SECONDS WEST 660.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID CENTER LINE OF HOYT AVENUE, SOUTH 0 DEGREES 44 MINUTES 10 SECONDS WEST 326.00 FEET; THENCE PARALLEL WITH SAID CENTER LINE OF RUSH STREET, SOUTH 89 DEGREES 46 MINUTES 55 SECONDS EAST 340.00 FEET; THENCE PARALLEL WITH SAID CENTER LINE OF HOYT AVENUE, NORTH 0 DEGREES 44 MINUTES 10 SECONDS EAST 326.00 FEET TO A LINE WHICH IS PARALLEL WITH SAID CENTER LINE OF. RUSH STREET AND WHICH PASSES THROUGH THE TRUE POINT OF BEGINNING; THENCE ALONG SAID LAST MENTIONED PARALLEL LINE, NORTH 89 DEGREES 46 MINUTES 55 SECONDS WEST 340.00 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPT THE EASTERLY 20.00 FEET OF SAID LAND.

ALSO EXCEPT THAT PORTION INCLUDED WITHIN SAID HOYT AVENUE.

PARCEL 2:

AN EASEMENT OF ROADWAY, ROADWAY CONSTRUCTION, UTILITY AND INCIDENTAL PURPOSES, OVER THOSE PORTIONS OF LOTS 3 AND 4 OF E. J. BALDWIN'S SECOND SUBDIVISION, IN THE CITY OF SOUTH EL MONTE, IN THE COUNTY OF LOS. ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 70 PAGE 92 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER INCLUDED WITHIN A STRIP OF LAND 52.00 FEET WIDE, LYING 26.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED LAND:

COMMENCING AT THE INTERSECTION OF THE CENTER LINE OF RUSH STREET AND HOYT AVENUE, AS SAID CENTER LINES ARE SHOWN AND MONUMENTED ON AND PER COUNTY SURVEYOR'S MAP NO. B—384, SHEET 2, ON FILE IN THE OFFICE OF THE COUNTY ENGINEER OF SAID COUNTY; THENCE ALONG SAID CENTER LINE OF HOYT AVENUE, SOUTH 0 DEGREES 44 MINUTES 10 SECONDS WEST 660.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE PARALLEL WITH SAID CENTER LINE OF RUSH STREET, SOUTH 89 DEGREES 46 MINUTES 55 SECONDS EAST 660.00 FEET, MORE OR LESS, TO TEE WESTERLY LINE OF LOT 8 OF SAID E. J. BALDWIN'S SECOND SUBDIVISION.

EXCEPT THEREFROM THAT PORTION INCLUDED WITHIN THE LINES OF PARCEL 1 ABOVE.

ALSO EXCEPT TEAT PORTION THEREOF INCLUDED WITHIN THE LINES OF SAID HOYT AVENUE.

EXHIBIT "B"

(Description of the Leased Premises)

        Exhibit "B' to that certain Lease dated as of July 24, 1990, by and between Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, as Landlord, and International Medication Systems, Limited, a Delaware corporation, as Tenant.

        The Leased Premises is depicted as follows:

[DIAGRAM OMITTED]

EXHIBIT "C"

(Site Plan)

        Exhibit "C" to that. certain Lease dated as of July 24, 1990, by and between Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia. an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, as Landlord, and International Medication Systems, Limited, a Delaware corporation. as Tenant.

        The Site Plan indicating the parking areas located adjacent to the Leased Premises is attached hereto and comprises this Exhibit "C".

[DIAGRAM OMITTED]

EXHIBIT "D"
(Memorandum of Lease)

        Exhibit "D" to that certain Lease dated as of July 24, 1990, by and between Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, as Landlord, and International Medication Systems, Limited, a Delaware corporation, as Tenant.

RECORDING REQUESTED BY:

International Medication Systems, Limited
(A Delaware corporation)

AND WHEN RECORDED, RETURN TO:

International Medication Systems, Limited
(A Delaware corporation)
17890 Castleton Road, Suite 300
City of Industry, California 91748
Attention: Mr. Joseph J. Lowden

MEMORANDUM OF LEASE

        THIS MEMORANDUM OF LEASE ("Memorandum of Lease") is executed as of July 24, 1990, by and between Dennis A. Jebbia, a married man, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, as Landlord ("Landlord"), and International Medication Systems, Limited, a Delaware corporation, as tenant ("Tenant").

RECITALS

        WHEREAS, Landlord and Tenant have executed that certain lease ("Lease") dated as of July 24, 1990, covering that certain premises, including any and all improvements and fixtures located thereon or attached thereto ("Leased Premises") located at 1878-86-90 Santa Anita Avenue, South El Monte, California 91733, and more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference; and

        WHEREAS, Landlord and Tenant desire to record notice of the Lease in the real estate records of Los Angeles County, State of California;

        NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant hereby declare as follows:

        1.    Terms.    Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the Leased Premises, subject to the terms, covenants and conditions contained in the Lease. The Initial Term of the Lease is ten (10) years and Tenant may extend the Initial Term for three (3) additional periods of five (5) years each

  2.
  The Term Commencement Date is                        .

        3.    Incorporation by Reference.    The Lease is hereby incorporated by reference.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the date and year first written above.

"LANDLORD"	"TENANT"
International Medication Systems,
Dennis A. Jebbia,	Limited, a Delaware corporation
a married man
By:
Gloria Jebbia, an unmarried woman	Its:
By:
Its:
Gloria Jebbia, As Trustee Of The Norf James Jebbia Testamentary Trust Dated October 18,1982
STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

        On                        , before me, the undersigned, a Notary Public in and for said State, appeared DENNIS A. JEBBIA, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name he subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.

Signature
Name (typed or printed) Notary Public in and for Said County and State
STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

        On                        , before me, the undersigned, a Notary Public in and for said State, appeared GLORIA JEBBIA, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name she subscribed to the within instrument and acknowledged that she executed the same.

WITNESS my hand and official seal.

Signature
Name (typed or printed) Notary Public in and for said County and State

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

        On                         , before me, the undersigned, a Notary Public in and for said State, appeared GLORIA JEBBIA, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name she subscribed to the within instrument, as Trustee of Norf James Jebbia Testamentary Trust, and acknowledged that she executed the same.

WITNESS my hand and official seal.

Signature
Name (typed or printed) Notary Public in and for said County and State
STATE OF CALIFORNIA.	)
) ss.
COUNTY OF	)

        On                         , before me, the undersigned, a Notary Public in and for said State, appeared                          and                          personally known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument as the                          and                         , respectively, of INTERNATIONAL MEDICATION SYSTEMS, LIMITED, a Delaware corporation, and acknowledged that INTERNATIONAL MEDICATION SYSTEMS, LIMITED executed it.

WITNESS my hand and official seal.

Signature
Name (typed or printed) Notary Public in and for said County and State

EXHIBIT "A" TO EXHIBIT "D"

        Exhibit "A" to that certain Memorandum of Lease dated as of July 24, 1990, by and between Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982 ("Landlord"), and International Medication Systems, Limited ("Tenant").

EXHIBIT "E"

(Estoppel Certificate)

        Exhibit "E" to that certain Lease dated as of July 24, 1990, by and between Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, as Landlord, and International Medication Systems, Limited, a Delaware corporation, as Tenant.

        The undersigned, International Mediation Systems, Limited, a Delaware corporation ("Tenant"), hereby certifies as of the date of this certificate, to                         , as follows:

        1.     Attached hereto is a true, correct and complete copy of that certain lease ("Lease") dated July 24, 1990 between Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, ("Landlord"), and Tenant. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

        2.     The term of the Lease commenced on                         ,         .

        3.     The term of the Lease shall expire on                         , 19       , subject to extension options and termination rights as specified in the Lease.

        4.     The Lease has been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

          a.                             ;

          b.                             ;

          c.                             ; and

          d.                             ;

        5.     Tenant has accepted and is now in possession of the Premises, pursuant to Article 4 of the Lease, except for                         .

        6.     The amount of Monthly Basic Rent is $

        7.     No security deposits have been made under the Lease.

        8.     Tenant is paying the full Rent under the Lease, and all Rent has been paid in full as of the date hereof except as follows:
                        . No Rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

        9.     To the best of Tenant's knowledge, there are no defaults on the part of the Landlord under the Lease, except as follows:
                        .

        10.   Tenant claims no set-off or counterclaim against Landlord under the Lease, and to the best of Tenant's knowledge, Tenant has no defense as to its obligations under the Lease except as follows:
                        .

        11.   Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the Premises, except as provided in the Lease.

INTERNATIONAL MEDICATION SYSTEMS, LIMITED, a Delaware corporation
By:
Its:
By:
Its:

EXHIBIT "F"

(Subordination, Non-disturbance and Attornment Agreement)

        This AGREEMENT, made this 24th day of July, 1990, by and among INTERNATIONAL MEDICATION SYSTEMS, LIMITED, a Delaware corporation, having offices at 1886 Santa Anita Avenue, South El Monte, California 91733 (hereinafter referred to as "Tenant"), SAN GABRIEL VALLEY BANK, a California banking corporation, having offices at 1127 Santa Anita Avenue, South El Monte, California 91733 (hereinafter referred to as "Beneficiary"), and DENNIS A. JEBBIA, a married man, GLORIA JEBBIA, an unmarried woman, and GLORIA JEBBIA, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, all having offices at 2468 Huntington Drive, San Marino, California 91108 (hereinafter referred to as "Landlord").

        WHEREAS, Tenant has entered into a certain lease (the "Lease") dated July 24, 1990 with Landlord covering certain premises, any and all improvements and fixtures located thereon or attached thereto, known as 1878-86-90 Santa Anita Avenue, South El Monte, California 91733 (the "Leased Premises") and more particularly described in Exhibit "A" attached hereto and incorporated herein; and

        WHEREAS, Landlord intends to execute for the benefit of Beneficiary a certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the "Deed of Trust"), which Deed of Trust will convey the land and building of which the Leased Premises form a part; and

        WHEREAS, Tenant has requested Beneficiary to agree not to disturb Tenant's possessory rights in the Leased Premises in the event of foreclosure of the Deed of Trust, provided that Tenant is not in default under the Lease and provided that Tenant attorns to Beneficiary or the purchaser at a foreclosure sale.

        NOW, THEREFORE, in consideration of the Leased Premises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

        1.     The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant in and to the Leased Premises are and shall be subject and subordinate to the Deed of Trust and to all of the terms and conditions contained therein, and to any renewals, modifications, replacements, consolidations and extensions thereof.

        2.     Beneficiary consents to the Lease and, in the event of foreclosure of the Deed of Trust, or other acquisition of the Leased Premises by Beneficiary or exercise of the power of sale in the Deed of Trust, Beneficiary agrees to recognize Tenant and further agrees that Tenant shall not be disturbed in its possession of the Leased Premises; provided, however, that Beneficiary's agreement to recognize Tenant shall be subject to the condition that, at the time of foreclosure or at the time Beneficiary takes title to or possession of the Leased Premises no default under the Lease exists and no event has occurred and no condition exists, which after the passage of time (after notice required by the Lease) unless Tenant is reasonably contesting the existence of such default, which would entitle Landlord to terminate the Lease under its terms and would cause the termination of the Lease, without any further action to Landlord, or would entitle such Landlord to dispossess the Tenant from the Leased Premises.

        3.     Tenant agrees with Beneficiary that if Beneficiary shall succeed to the interest of Landlord under the Lease, Beneficiary shall not be (a) liable for any action or omission of Landlord or any prior landlord under the Lease (except if Tenant has provided Beneficiary with a notice of default by Landlord or any prior landlord and given Beneficiary the opportunity to cure said default as required by the Lease), or (b) subject to any offsets or defenses which Tenant might have against Landlord or any prior landlord, excluding such offsets or defenses which arose out of Landlord's or any prior landlord's default and for which Tenant notified Beneficiary and Beneficiary was given an opportunity to cure as required by the Lease, or (c) bound by any rent or additional rent which Tenant may have prepaid for a period greater than one (1) month, or (d) bound by any amendment or modification of the Lease made without Beneficiary's consent. Tenant further agrees with Beneficiary that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Beneficiary's consent.

        4.     Tenant agrees with Beneficiary that if the interests of Landlord in and to the Leased Premises shall be transferred to and owned by Beneficiary by reason of foreclosure or other proceedings brought by it, or by any other manner, Tenant shall be bound to Beneficiary under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be affected in accordance with any option therefor in the Lease, with the same force and effect as if Beneficiary were the landlord under the Lease, and Tenant does hereby attorn to Beneficiary as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any parties hereto immediately upon Beneficiary succeeding to the interest of Landlord in the Leased Premises. Tenant agrees, however, upon written request of Beneficiary, to execute an instrument in confirmation of the foregoing provisions, satisfactory to Beneficiary, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

        5.     No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be executed.

        6.     This Agreement shall inure to the benefit of the parties hereto and their successors and assigns. As used herein, the term "Tenant" shall include Tenant and his successors and assigns the term "Landlord" shall include Landlord and its successors and assigns, including anyone who shall have succeeded to landlord's interest in the Leased Premises by, through, or under foreclosure of any deed of trust encumbering Landlord's leasehold estate in the Leased Premises or exercise of the power of sale in any such deed of trust; and the term "Beneficiary" shall include Beneficiary and any of its successors and assigns, including anyone who shall have succeeded to Landlord's interest in the Leased Premises by, through, or under foreclosure of the Deed of Trust or exercise of the power of sale therein.

        7.     Tenant and Landlord agree that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

        8.     This Agreement shall not be modified or amended except in writing signed by all parties hereto.

        9.     All notices hereunder to Beneficiary shall be deemed to have been duly given if given by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified mail, with return receipt requested); or (c) mailed by United States registered or certified mail, with return receipt requested, postage prepaid to Beneficiary at its address set forth in Exhibit B attached hereto (or at such other address and shall be given In writing by Beneficiary to Tenant). Any notice or other communication sent pursuant to subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail.

        10.   This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

        11.   In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

"Tenant"	"Landlord"
INTERNATIONAL MEDICATION SYSTEMS, LIMITED, a Delaware Corporation	Dennis A. Jebbia, a married man
By:
Its:	Gloria Jebbia, an unmarried woman
By:
Its:	Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982
"Beneficiary"
SAN GABRIEL VALLEY BANK, a California Banking corporation
By:
Its:

STATE OF CALIFORNIA.	)
) SS.
COUNTY OF	)

        On                         , before me, the undersigned, a Notary Public in and for said State, appeared                          and                          personally known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument as the                          and             , respectively, of INTERNATIONAL MEDICATION SYSTEMS, LIMITED, a Delaware corporation, and acknowledged that INTERNATIONAL MEDICATION SYSTEMS, LIMITED executed it.

WITNESS my hand and official seal.

Signature
Name (typed or printed) Notary Public in and for said Country and State
STATE OF CALIFORNIA.	)
) ss.
COUNTY OF	)

        On                         , before me, the undersigned, a Notary Public in and for said State, appeared                         , personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the                          of SAN GABRIEL VALLEY BANK, a California banking corporation, and acknowledged that SAN GABRIEL VALLEY BANK executed it.

WITNESS my hand and official seal.

Signature
Name (type or printed) Notary Public in and for Said County and State
STATE OF CALIFORNIA.	)
) ss.
COUNTY OF	)

        On                         , before me, the undersigned, a Notary Public in and for said State, appeared DENNIS A. JEBBIA, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name he subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.

Signature
Name (type or printed) Notary Public in and for Said County and State

STATE OF CALIFORNIA.	)
) ss.
COUNTY OF	)

        On                         , before me, the undersigned, a Notary Public in and for said State, appeared GLORIA JEBBIA, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name she subscribed to the within instrument and acknowledged that she executed the s sine.

WITNESS my hand and official seal.

Signature
Name (type or printed) Notary Public in and for Said County and State
STATE OF CALIFORNIA.	)
) ss.
COUNTY OF	)

        On                         , before me, the undersigned, a Notary Public in and for said State, appeared GLORIA JEBBIA, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name she subscribed to the within instrument, as Trustee of the Norf James Jebbia Testamentary Trust, and acknowledged that she executed the same.

WITNESS my hand and official seal.

EXHIBIT "A" TO EXHIBIT "F"

        Exhibit "A" to that certain Subordination, Non-disturbance and Attornment Agreement dated as of July 24, 1990, by and among International Medication Systems, Limited, a Delaware corporation, ("Tenant") San Gabriel Valley Bank, a California banking corporation ("Beneficiary"), and Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982 ("Landlord").

        The Leased Premises are legally described as follows:

EXHIBIT "B" TO EXHIBIT "F"

        Exhibit "B" to that certain Subordination, Non-disturbance and Attornment Agreement dated as of July 24, 1990, by and among International Medication Systems, Limited, a Delaware corporation ("Tenant"), San Gabriel Valley Bank, a California banking corporation ("Beneficiary"), and Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982 ("Landlord").

        The addresses for notice purposes are as follows:

TENANT:	International Medication Systems, Limited 17890 Castleton Road, Suite 300 City of Industry, California 91748 Attention: Mr. Joseph J. Lowden

WITH A COPY TO:	Brobeck, Phleger & Harrison 444 South Flower Street, Suite 4300 Los Angeles, California 90017 Attention: Kenneth R. Bender, Esq.
BENEFICIARY:	San Gabriel Valley Bank 1127 Santa Anita Avenue South El Monte, California 91733 Attention: Ms. Terry Jenkins
LANDLORD:	Mr. Dennis A. Jebbia 2468 Huntington Drive San Marino, California 91108
Ms. Gloria Jebbia 2468 Huntington Drive San Marino, California 91108
Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust 2468 Huntington Drive San Marino, California 91108

EXHIBIT "G"

(Description of Approved Tenant Alterations)

        Exhibit "G" to that certain Lease, dated as of July 24, 1990, by and between International Medication Systems, Limited, a Delaware corporation, having offices at 1886 Santa Anita Avenue, South El Monte, California 91733, as Tenant, and Dennis A. Jebbia, a married man as his sole and separate property, Gloria Jebbia, an unmarried woman, and Gloria Jebbia, as Trustee of the Norf James Jebbia Testamentary Trust dated October 18, 1982, as Landlord.

Portion of the Leased Premises located at:

1878 Santa Anita Avenue, South El Monte, California 91733

1.
Reroofing.

2.
Reorient packaging lines within the Building.

1886 Santa Anita Avenue, South El Monte, California 91733

1.
Upgrade of Water for Injection System.

a)
Locate new Finn-Aqua Still
b)
Locate new WFI Holding Tank
c)
Tie in New Injection System with existing water system

2.
Build Three (3) new Aseptic Fill Rooms and obtain validation from appropriate regulatory bodies for such rooms.

a)
Construct new Preparation Room
b)
Construct new Silicone and Stopper Washing Rooms
c)
Construct Three (3) new Aseptic Fill Rooms
d)
Construct new pack out areas and warehousing area

3.
Install additional Air-conditioning and Piping for Water System and Rooms.

a)
Install Air-conditioning Units and delivery system
b)
Install additional Water System Piping
c)
Install additional underground drainage system

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Exhibit 10.13